As filed with the Securities and Exchange Commission on February 26, 2009
Registration 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COINSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	91-3156448
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1800 114th Avenue S.E.
Bellevue, Washington 98004
(425) 943-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald R. Rench
General Counsel
Coinstar, Inc.
1800 114th Avenue S.E.
Bellevue, Washington 98004
(425) 943-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew Bor
Jens Fischer
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099
(206) 359-8000

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Unit(2)	Offering Price(2)	Fee
Common Stock, $0.001 par value	146,039	$27.78	$4,056,964	$160

(1)	Pursuant to Rule 416(a) under the Securities Act, this registration statement also includes such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low reported sales prices on The Nasdaq Global Select Market on February 23, 2009.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 26, 2009

PROSPECTUS

146,039 Shares of

Common Stock

This prospectus relates to the offer and sale of up to 146,039 shares of our common stock by the selling stockholder listed on page 3 or its permitted transferees. We are registering these shares on behalf of the selling stockholder to be offered and sold by the selling stockholder from time to time. We will not receive any proceeds from any resale of the shares of common stock being offered by this prospectus.

The selling stockholder may offer and sell our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters are involved in the sale of our common stock offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, may be set forth, or may be calculable from the information set forth, in the accompanying prospectus supplement. We will not be paying any underwriting discounts or commissions in this offering.

You should read this prospectus and any prospectus supplement carefully before you invest in our common stock. This prospectus may not be used to offer and sell our common stock unless accompanied by a prospectus supplement.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “CSTR.” On February 25, 2009, the last reported sale price of our common stock on The Nasdaq Global Select Market was $26.93 per share.

Investing in our common stock involves risk. Please see the sections entitled “Forward-Looking Information” and “Risk Factors” contained on pages 1 and 2 of this prospectus and in any applicable accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling stockholder may sell up to 146,039 shares of our common stock. This prospectus provides you with a general description of the common stock the selling stockholder may offer. A prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described below under “Information Incorporated By Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell the common stock. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the common stock.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. We urge you to read carefully both this prospectus and the accompanying prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference and as described under the heading “Where You Can Find More Information,” before deciding whether to invest in our common stock.

This prospectus and the related prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

COINSTAR, INC.

Founded in 1991, Coinstar, Inc. is a multi-national company offering a range of 4th Wall® solutions for retailers’ storefronts. Our services consist of self-service coin counting, DVD rental, money transfer, electronic payment solutions, and entertainment services. Our products and services, in one form or another, can be found in supermarkets, drug stores, mass merchants, financial institutions, convenience stores, and restaurants.

Our principal executive offices are located at 1800 114th Avenue S.E., Bellevue, Washington 98004, and our telephone number is (425) 943-8000. Our website is http://www.coinstar.com. Information contained on our website does not constitute part of this prospectus. Unless the context requires otherwise, in this prospectus and in any accompanying prospectus supplement, the terms “Coinstar,” “we,” “us” and “our” refer to Coinstar, Inc. and our subsidiaries.

FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this prospectus, in any prospectus supplement, in the documents incorporated by reference and in some of our other public statements contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative of those terms, or comparable terminology.

Any or all of our forward-looking statements in this prospectus, in any prospectus supplement, in the documents incorporated by reference and in any other public statements we make may turn out to be inaccurate. Forward-looking statements reflect our current expectations or forecasts of future events or results and are inherently uncertain. Inaccurate assumptions we might make and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Accordingly, no forward-looking statement can be guaranteed and future events and actual or suggested results may differ materially.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as in any prospectus supplement relating to this prospectus and other public filings with the SEC.

RISK FACTORS

An investment in our common stock involves risk. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus, as well as other information in this prospectus, before purchasing any of our common stock. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects, and could result in a loss of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus (other than information “furnished” under any current report or otherwise “furnished” to the SEC, unless otherwise stated) until this offering is completed, as well as documents filed under such sections after the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-K, filed on February 26, 2009, for the year ended December 31, 2008;

•	Our Current Report on Form 8-K filed on February 12, 2009;

•	Our Definitive Proxy Statement on Schedule 14A for the 2008 Annual Meeting of Stockholders (File No. 000-22555), filed on April 29, 2008; and

•	The description of our common stock as set forth in our registration statement on Form 8-A/A, which was filed on November 25, 2008, under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above. You may also obtain copies of these documents, other than exhibits, free of charge by contacting our investor relations department at our principal executive offices located at 1800 114th Avenue S.E., Bellevue, Washington 98004, telephone number (425) 943-8000, or through our website at www.coinstar.com.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholder. The selling stockholder will receive all of the net proceeds from sales of the common stock sold pursuant to this prospectus.

SELLING STOCKHOLDER

The shares of common stock offered by this prospectus may be offered from time to time, in whole or in part, by the selling stockholder or its permitted transferees. GARB, LLC (“GARB”), the selling stockholder, may sell up to an aggregate of 146,039 shares of our common stock pursuant to this prospectus. All of the shares of common stock being offered and sold under this prospectus by the selling stockholder were issued in connection with the Purchase and Sale Agreement dated February [26], 2009 by and between GARB, Coinstar and Sesame Holdings, Inc., a wholly-owned subsidiary of Coinstar (the “Purchase Agreement”). Pursuant to the Purchase Agreement, we agreed to acquire GARB’s 4.6% voting interest (the “Interests”) in Redbox Automated Retail, LLC, a Delaware limited liability company (“Redbox”), in exchange for a combination of cash and/or our common stock.

Because the selling stockholder may offer all, some or none of its common stock, as well as acquire additional shares of common stock, no definitive estimate as to the number of shares thereof that will be held by the selling stockholder after the offering can be provided. In addition, since the date the selling stockholder provided information regarding its ownership of the shares, it may have sold, transferred or otherwise disposed of all or a portion of its respective shares of common stock or acquired additional shares of common stock in transactions exempt from the registration requirements of the Securities Act. Information concerning the selling stockholder may change from time to time and, when necessary, changed information will be set forth in a prospectus supplement to this prospectus or other applicable public filing.

The following table sets forth the name of the selling stockholder, the number of shares of common stock beneficially owned by the selling stockholder as of February 26, 2009, the number of shares which may be offered pursuant to this prospectus, and the number and percentage of shares to be owned by the selling stockholder after this offering. The information below is based upon information provided by the selling stockholder.

	Shares of		Shares of	Percentage of
	Common Stock Beneficially		Common Stock to	Common Stock to
	Owned Prior to	Shares of	be Owned After	be Owned After
	the Offering	Common Stock	the Offering	the Offering
Name	(1)	to be Offered	(1)(2)	(1)(2)

GARB, LLC	146,039	146,039	0	0%

(1)	Based on information available as of February 26, 2009.

(2)	Assumes the sale of all shares of common stock offered by this prospectus.

Prior to the consummation of the transaction contemplated by the Purchase Agreement, GARB held a 4.6% voting interest in Redbox, which entity was prior to the date of such transaction a majority-owned subsidiary of Coinstar and is following the date of such transaction a wholly-owned subsidiary of Coinstar. Franz Kuehnrich is the Vice President of Machine Support/Engineering of Redbox and, along with Michael DeLazzer (President of GARB), is one of the two managers of GARB. The son of Mr. DeLazzer is a non-executive employee of Redbox. Mr. Kuehnrich and Mr. DeLazzer collectively own approximately 76% of the outstanding interests in GARB. Other than as noted in this section we do not know of any potentially material relationship the selling stockholder has had with us within the past three years.

Purchase Agreement

On February 26, 2009, Coinstar and Sesame Holdings, Inc., its wholly-owned subsidiary, entered into the Purchase Agreement with GARB, pursuant to which we agreed to acquire GARB’s interests in Redbox, in exchange for a combination of cash and our common stock.

Under the Purchase Agreement, we initially delivered to GARB 146,039 shares of our common stock being registered pursuant to this registration statement (the “Initial Consideration”). In addition to the Initial Consideration, we will pay deferred consideration to GARB in cash and/or shares of common stock at our election and subject to the satisfaction of certain conditions at one or more later dates, with at least 50% of such deferred consideration payable by July 31, 2009 and the remaining 50% payable by October 30, 2009 (the “Deferred Consideration” and together with the Initial Consideration, the “Total Consideration”), subject to mandatory prepayment on the occurrence of certain events. The Total Consideration to be paid to GARB is expected to be between approximately $12.50 million and $14.25 million. Any consideration paid in shares of our common stock was or will be paid in newly issued, unregistered shares (with the registration rights described below) and was or will be valued based on the average of the volume weighted average price per share of our common stock for each of the eight NASDAQ trading days prior to, but not including, the date of issuance.

The Purchase Agreement contains customary representations and warranties between GARB and us for such a transaction, as well as certain covenants restricting us from operating outside the ordinary course of business until the Total Consideration has been paid. This description of the Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1.

Registration Rights Agreement

On February 26, 2009, pursuant to the terms of the Purchase Agreement, we entered into a Registration Rights Agreement with GARB (the “Registration Rights Agreement”), whereby GARB is entitled to registration rights under the Securities Act, with respect to the shares of our common stock acquired in connection with the Purchase Agreement. Under the Registration Rights Agreement, we are filing this registration statement. In addition, on any date we make any payment of Deferred Consideration in the form of shares of our common stock, we also are required to file a registration statement on Form S-3 covering such shares, provided, that such date of payment occurs prior to August 26, 2009. Further, we granted GARB demand and piggyback registration statement rights relating to the shares of our common stock acquired in connection with the Purchase Agreement. Pursuant to the Registration Rights Agreement, we must generally use our reasonable best efforts to cause any such registration statement on Form S-3 to be declared effective as soon as practicable after filing and to keep such registration statement continuously effective, in compliance with the Securities Act and usable for resale of our common stock for so long as required under the Registration Rights Agreement. If we fail to meet certain requirements of the Registration Rights Agreement, we may be required to pay specified cash damages to GARB. We shall pay all of our own costs and expenses, including all fees and expenses of any counsel, relating to the Registration Rights Agreement. This description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 4.1.

DESCRIPTION OF CAPITAL STOCK

Under our current Amended and Restated Certificate of Incorporation, we may issue up to 45,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. The following summary of some of the terms relating to our common stock, preferred stock, Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, is not complete and may not contain all of the information you should consider before investing in our common stock. You should read carefully our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted on by the common stockholders. The holders of our common stock are not entitled to cumulative voting in the election of our directors, which means that the holders of a majority of the outstanding shares of our common stock will be entitled to elect all of the directors standing for election. Subject to preferences of any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends our board of directors may declare out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of common stock are entitled to share pro rata all assets remaining after payment of or provision for our liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and nonassessable. As of February 25, 2009, we had 28,250,145 shares of common stock outstanding, held of record by approximately 124 stockholders.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock from time to time in one or more series. The board of directors also has the authority to fix the designations, voting powers, preferences and relative rights and the qualifications, limitations or restrictions of any series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Accordingly, preferred stock could be issued quickly with terms that could delay or prevent a change of control of us or make removal of management more difficult. In addition, the issuance of preferred stock may decrease the market price of the common stock and may otherwise adversely affect the voting, economic and other rights of the holders of common stock. We have no plans at this time to issue any preferred stock.

Anti-Takeover Effects of Certain Provisions of our Amended and Restated Certificate of Incorporation, Bylaws and Delaware Law

Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. These provisions may delay, defer or prevent a tender offer for or takeover attempt of our company that a stockholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the shares held by our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage, among other things, types of transactions that may involve our actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

Authorized but Unissued Shares of Common Stock and Preferred Stock.  Our authorized but unissued shares of common stock and preferred stock are available for our board of directors to issue without stockholder approval. As noted above, our board of directors, without stockholder approval, has the authority under our Amended and Restated Certificate of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult. We may use the additional authorized shares of common or preferred stock for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions or employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

Classified Board of Directors; Election and Removal of Directors.  Our Amended and Restated Certificate of Incorporation provides for the division of our board of directors into three classes, with the directors in each class serving for three-year terms, and one class being elected each year by our stockholders. In addition, our directors generally are removable only for cause by the holders of not less than a majority of the shares entitled to vote at the election of directors. Furthermore, any vacancies on the board of directors generally may be filled only by the affirmative vote of a majority of the directors then in office, unless such directors determine otherwise, and only the board of directors may change the size of the board of directors. Because this system of electing, appointing and removing directors generally makes it more difficult for stockholders to replace a majority of the board of directors, it may discourage a third party from making a tender offer or otherwise attempting to gain control of our company and may maintain the incumbency of the board of directors.

Stockholder Action; Special Meetings of Stockholders.  Our Amended and Restated Certificate of Incorporation eliminates the ability of stockholders to act by written consent. Our Amended and Restated Certificate of Incorporation provides that special meetings of our stockholders may be called only by the Chairman of our board of directors, the Chief Executive Officer, or by a majority of our board of directors.

Advance Notice Requirements for Stockholders Proposals and Director Nominations.  Our Amended and Restated Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide us with timely written notice of their proposal. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Amendment of Bylaws.  Our Amended and Restated Certificate of Incorporation expressly authorizes our directors to adopt, amend, or repeal our Amended and Restated Bylaws. In addition, our Amended and Restated Certificate of Incorporation generally authorizes the holders of not less than two-thirds of the shares entitled to vote to alter, amend or adopt new bylaws to our Amended and Restated Bylaws.

Delaware Anti-Takeover Statute.  We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned: (1) by persons who are directors and also officers; and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, with an “interested stockholder” being defined as a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an “interested stockholder,” did own 15% or more of the corporation’s voting stock.

Agreement with Certain Stockholders

Pursuant to an agreement (the “Shamrock Agreement”) dated May 28, 2008, by and among Coinstar, Inc., Shamrock Activist Value Fund, L.P., Shamrock Activist Value Fund II, L.P., Shamrock Activist Value Fund III, L.P., Shamrock Activist Value Fund GP, L.L.C., and Shamrock Partners Activist Value Fund, L.L.C. (collectively, the “Shamrock Group”), Coinstar increased the size of its board of directors by one member to eight members, and, to fill that vacancy, appointed a director nominated by the Shamrock Group and agreed to generally support the nomination of such director through the end of our 2010 Annual Meeting. If the Shamrock Group’s holdings of Coinstar common stock are 1,856,377 or fewer shares, then the Shamrock Group will use good faith efforts to cause its nominated director to resign from the board of directors. In addition to the appointment of the director nominated by the Shamrock Group, Coinstar agreed to increase the size of its board of directors to nine directors and fill that vacancy with an independent director no later than March 1, 2009, whose term will expire at our 2009 Annual Meeting. In addition, as part of the Shamrock Agreement, the Shamrock Group made certain covenants regarding proxy solicitation and voting through the end of our 2010 Annual Meeting.

PLAN OF DISTRIBUTION

We are registering the shares of common stock offered in this prospectus on behalf of the selling stockholder (including permitted transferees of the selling stockholder as described in the Registration Rights Agreement). The selling stockholder will pay any brokerage commissions and similar selling expenses attributable to the sale of the shares. We will not receive any of the proceeds from this offering.

The selling stockholder may sell its shares of our common stock to or through underwriters or dealers, through agents, directly to one or more purchasers, or through a combination of these methods, on a continuous or delayed basis. The selling stockholder may use one or more of the following methods when disposing of the shares or interests therein:

•	underwritten public offerings;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	the distribution of such shares to security holders of the selling stockholder;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

We will describe the details of any such offering and any changes to the selling stockholder’s plan of distribution described below, in a supplement to this prospectus or other offering material. To the extent the selling stockholder gifts, pledges or otherwise transfers the shares offered by this prospectus in accordance with the Registration Rights Agreement, such transferees may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling stockholders under this prospectus.

The selling stockholder may distribute our common stock from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices at the time of sale; or

•	negotiated prices.

The accompanying prospectus supplement will describe the specific terms of the offering of the common stock, including:

•	the name or names of any underwriters and managing underwriters, and, if required, any dealers or agents;

•	the purchase price of the common stock and the proceeds the selling stockholder will receive from the sale;

•	any underwriting discounts and commissions and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commission paid to agents.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in a sale, the common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of the underwriters to purchase the offered common stock will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered common stock if any is purchased.

If a dealer is used in the sale of any of the common stock, the selling stockholder or an underwriter will sell the common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale. Dealers engaged by the selling stockholder may allow other dealers to participate in resales. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of any such transactions.

The selling stockholder also may sell all or a portion of its shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided the selling stockholder meets the criteria and conforms to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the shares of common stock are covered by the registration statement of which this prospectus forms a part.

Agents may from time to time be used to solicit offers to purchase the common stock. If required, we will name in the accompanying prospectus supplement any agent involved in the offer or sale of the common stock and set forth the terms of any such transactions. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters or agents could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined under the Securities Act, which includes sales made directly on The Nasdaq Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The selling stockholder is not making an offer of our common stock in any state or jurisdiction that does not permit such an offer.

The selling stockholder may directly solicit offers to purchase the common stock and may make sales of common stock directly to institutional investors or others. In addition, the selling stockholder may offer and sell shares other than for cash. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process used.

The selling stockholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the accompanying prospectus supplement indicates, in connection with such transactions, the third parties may sell securities covered by this prospectus and the accompanying prospectus supplement, including in short sale transactions, in accordance with applicable law. If so, the third party may use securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder or others in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the accompanying prospectus supplement or in a post-effective amendment. The selling stockholder also may loan or pledge common stock covered by this prospectus and the accompanying prospectus supplement to third parties, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus and the accompanying prospectus supplement.

In connection with the sale of the common stock, underwriters, brokers, dealers or agents may receive compensation from the selling stockholder or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. The selling stockholder, underwriters, dealers and agents that participate in the distribution of the common stock, and any institutional investors or others that purchase common stock directly and then resell the common stock, may be deemed to be “underwriters” as defined by the Securities Act, and any discounts, concessions or commissions received by them from the selling stockholder and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. Further, because the selling stockholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder may be subject to the prospectus delivery requirements of the Securities Act.

In addition, compensation as to a particular underwriter, broker, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. The aggregate maximum compensation that underwriters, brokers, dealers or agents will receive in connection with the sale of any common stock under this prospectus and the registration statement of which it forms a part will not exceed any applicable FINRA limitations.

We or the selling stockholder may provide indemnification to underwriters, dealers, agents and others who participate in the distribution of the common stock with respect to some liabilities, including liabilities arising under the Securities Act, and provide contribution with respect to payments that they may be required to make in connection with such liabilities. The general terms and conditions of any indemnification or contribution will be described in the accompanying prospectus supplement. We have agreed to indemnify the selling stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus. We will bear all reasonable expenses, other than underwriting discounts and commissions, incurred in connection with the registration of the shares of our common stock offered by the selling stockholder under this prospectus, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for us (but not including fees and disbursements for counsel for the selling stockholder).

If indicated in the accompanying prospectus supplement, the selling stockholder may authorize underwriters or agents to solicit offers by specific institutions to purchase the common stock pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, the selling stockholder must approve the contracting institutions. The obligations of any purchaser under any payment and delivery contract will be subject to the condition that the purchase of the common stock is not, at the time of delivery, prohibited by applicable law.

If any of the shares of common stock are sold to or through underwriters, the underwriters may make a market in the common stock, as permitted by applicable laws and regulations. No underwriter is obligated, however, to make a market in the common stock, and any market-making that is done may be discontinued at any time at the sole discretion of the underwriters. No assurance can be given as to the liquidity of, or trading markets for, our common stock.

In connection with an offering of common stock, underwriters may engage in stabilizing and syndicate covering transactions in accordance with applicable law. Underwriters may over-allot the offered shares in connection with an offering, creating a short position in their account. Syndicate covering transactions involve purchases of the offered common stock by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. The underwriters also may impose a penalty bid. Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Stabilizing and syndicate covering transactions and penalty bids may cause the price of the offered shares of common stock to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

Some of the underwriters, dealers or agents, or their affiliates, may engage in transactions with or perform services for us or the selling stockholder in the ordinary course of business.

In order to comply with the securities laws of certain jurisdictions, if applicable, the common stock offered by this prospectus may be offered or sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the common stock offered by this prospectus may not be offered or sold unless such common stock has been registered or qualified for sale in these jurisdictions or an exemption from registration or qualification is available and complied with.

LEGAL MATTERS

Unless otherwise stated in any accompanying prospectus supplement, Perkins Coie LLP, Seattle, Washington, will opine as to the legality of the securities offered under this prospectus. As appropriate, legal counsel representing the selling stockholder, underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Coinstar, Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

146,039 Shares of

Common Stock

PROSPECTUS

          , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee		$160
Blue Sky expenses		*
FINRA filing fees		*
The NASDAQ Global Market listing fee		*
Transfer Agent and registrar fee		*
Printing costs		*
Legal fees and expenses		*
Trustee fees and expenses		*
Accounting expenses		*
Miscellaneous costs		*

Total	$	*

*	To be provided by amendment or as an exhibit to a filing with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated herein by reference.

We will generally bear all reasonable expenses, other than underwriting discounts and commissions, incurred in connection with the registration of the shares of our common stock offered by the selling stockholder under this prospectus, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for us (but not including fees and disbursements for counsel for the selling stockholder).

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers on terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchase) or (4) for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s Amended and Restated Bylaws provide that (1) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (2) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (3) the rights conferred in the Amended and Restated Bylaws are not exclusive.

The Registrant has entered into indemnification agreements with certain of its directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in its Amended and Restated Certificate of Incorporation and its Amended and Restated Bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any such threatened litigation that may result in claims for indemnification.

The indemnification provision in the Registrant’s Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and the indemnity agreements entered into between the Registrant and certain of its directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act. The Registrant has also obtained directors’ and officers’ liability insurance.

Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein contains or will contain provisions whereby the underwriter or underwriters agree to indemnify the Registrant and the selling stockholder, their directors and certain officers and other persons, and the Registrant and selling stockholder, as applicable, agree to indemnify the underwriter or underwriters and their agents.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit
Number	Description

4.1	Registration Rights Agreement between Coinstar, Inc. and GARB, LLC dated February 26, 2009.
5.1	Opinion of Perkins Coie LLP.
10.1	Purchase and Sale Agreement between Coinstar, Inc., Sesame Holdings, Inc. and GARB, LLC dated February 26, 2009.
23.1	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Perkins Coie LLP (included in its opinion filed as Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature page).

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on February 26, 2009.

COINSTAR, INC.

By: /s/David W. Cole
Name:     David W. Cole

Title:	Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints David W. Cole, Paul D. Davis and Donald R. Rench, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and any and all additions to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 26th day of February, 2009.

Signature	Title

/s/David W. Cole David W. Cole	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Brian V. Turner Brian V. Turner	Chief Financial Officer (Principal Financial Officer)

/s/ Richard C. Deck Richard C. Deck	Chief Accounting Officer (Principal Accounting Officer)

/s/ Deborah L. Bevier Deborah L. Bevier	Chair of the Board

/s/ Arik A. Ahitov Arik A. Ahitov	Director

/s/ David M. Eskenazy David M. Eskenazy	Director

/s/ Robert D. Sznewajs Robert D. Sznewajs	Director

/s/Ronald B. Woodard Ronald B. Woodard	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Registration Rights Agreement between Coinstar, Inc., and GARB, LLC dated February 26, 2009.
5.1	Opinion of Perkins Coie LLP.
10.1	Purchase and Sale Agreement between Coinstar, Inc., Sesame Holdings, Inc. and GARB, LLC dated February 26, 2009.
23.1	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Perkins Coie LLP (included in its opinion filed as Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature page).